As filed with the Securities and Exchange Commission on March 24, 2008

Registration No. 333-118775

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

ViewSonic Corporation
(Exact name of registrant as specified in its charter)

Delaware	95-4120606
(State of Incorporation)	(I.R.S. Employer Identification No.)

____________________

381 Brea Canyon Road
Walnut, CA 91789
(909) 444-8888
(Address of principal executive offices)
____________________

1999 Stock Plan
2004 Equity Incentive Plan
(Full titles of the plans)

James Chu
Chairman of the Board and Chief Executive Officer
ViewSonic Corporation
381 Brea Canyon Road
Walnut, CA 91789
(909) 444-8888
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:
Eric C. Jensen, Esq.
John T. McKenna, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer,  accelerated filer,  a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-118775) of ViewSonic Corporation, a Delaware corporation (“ViewSonic”), pertaining to the registration of 42,982,167 shares of ViewSonic common stock, par value $0.01 per share (the “S-8 Registration Statement”), to which this Post-Effective Amendment No. 1 relates, was filed with the United States Securities and Exchange Commission on September 2, 2004.

Pursuant to no-action relief received from the staff of the U.S. Securities Exchange Commission on March 14, 2008, ViewSonic has filed a Form 15 to deregister its stock options and, subsequent to the filing of this Post-Effective Amendment No. 1, intends to a file a Form 15 to suspend its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended.

By filing this Post-Effective Amendment No. 1 to the S-8 Registration Statement, ViewSonic hereby deregisters all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, on March 24, 2008.

ViewSonic Corporation

By	/s/ James Chu
James Chu
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the S-8 Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signatures		Title	Date

/s/ James Chu		Chairman of the Board and	March 24, 2008
James Chu		Chief Executive Officer)
(Principal Executive Officer

/s/Theodore R. Sanders		Chief Financial Officer	March 24, 2008
Theodore R. Sanders		(Principal Financial and Accounting Officer)

*		Director	March 24, 2008
Matthew E. Massengill

*		Director	March 24, 2008
William J. Miller

*		Director	March 24, 2008
Bruce L. Stein

*		Director	March 24, 2008
Luc H. Vanhal

By:	/s/James Chu
James Chu
Attorney-in-Fact